Exhibit 4.3

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                   SERIES BLS 1998-1 SUPPLEMENT




                             between



          PRUDENTIAL SECURITIES STRUCTURED ASSETS, INC.
                           as Depositor



                               and



                       THE BANK OF NEW YORK
                            as Trustee




    Receipts on Corporate Securities Trust, Series BLS 1998-1

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                         TABLE OF CONTENTS

                                                      Page
                                                      ----

PRELIMINARY STATEMENT.............................     1

SECTION 1. Certain Defined Terms..................     1

SECTION 2. Creation and Declaration
             of Trust; Grant of Term Assets;
             Acceptance by Trustee................    5

SECTION 3.  Designation...........................     5

SECTION 4.  Form and Date of the Certificates.....     5

SECTION 5.  Aggregate Certificate
             Principal Balance ...................     6

SECTION 6.  Currency of the Certificates..........     6

SECTION 7.  Certain Provisions Regarding
             Transfer and Exchange ...............     6

SECTION 8.  Certain Provisions of Base
             Trust Agreement Not Applicable ......     7

SECTION 9.  Distributions.........................     7

SECTION 10  Termination of Trust..................     9

SECTION 11. Limitation of Powers and Duties.......    10

SECTION 12. Modification or Amendment.............    10

SECTION 13. [Intentionally Omitted]...............    10

SECTION 14. No Investment of
             Amounts Received on Term Assets .....    10

SECTION 15. Rule 144A Information.................    10

SECTION 16. Notices...............................    10

SECTION 17. Access to Certain Documentation.......    10

SECTION 18. Ratification of Agreement.............    18

SECTION 19. Counterparts..........................    11

SECTION 20. Governing Law.........................    11

SECTION 21. Trustee Election......................    11

SECTION 22. Covenant of Depositor.................    11

EXHIBIT A  --   Form of Amortizing Class Certificate
EXHIBIT B  --   Form of Residual Class Certificate
EXHIBIT C  --   Form of Non-Distribution Letter


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SCHEDULE 1 --   Identification of Term Assets
SCHEDULE 2 --   Amortization Schedule


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SERIES BLS 1998-1 SUPPLEMENT dated as of January 30, 1998 (this
"Series Supplement") between Prudential Securities Structured
Assets, Inc., a Delaware corporation, as depositor (the
"Depositor"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").


                       PRELIMINARY STATEMENT

           Pursuant to the Base Trust Agreement dated as of August 28, 1997 (the "Base Trust Agreement" and, as amended and supplemented pursuant to this Series Supplement, the "Agreement"), among the Depositor and the Trustee, such parties may at any time and from time to time enter into a series supplement supplemental to the Base Trust Agreement for the purpose of creating a trust. Section 5.13 of the Base Trust Agreement provides that the Depositor may at any time and from time to time direct the Trustee to authenticate and deliver, on behalf of any such trust, a new series of trust certificates. Each trust certificate of such new series of trust certificates will represent a fractional undivided beneficial interest in such trust. Certain terms and conditions applicable to each such series are to be set forth in the related series supplement to the Agreement.

           Pursuant to this Series Supplement, the Depositor and the Trustee shall create and establish a new trust to be known as Receipts on Corporate Securities Trust, Series BLS 1998-1 (the "Trust"), and a new Series of trust certificates to be issued thereby, which certificates shall be known as the Receipts on Corporate Securities, Series BLS 1998-1 (the "Certificates"), and the Depositor and the Trustee shall herein specify certain terms and conditions in respect thereof.

           The Certificates shall be issued in two Classes consisting of (a) the Amortizing Class Certificates (the "Amortizing Class Certificates") and (b) the Residual Class Certificates (the "Residual Class Certificates"), subject to
Section 5.16 of the Base Trust Agreement.

           On behalf of and pursuant to the authorizing resolutions of the Board of Directors of the Depositor, an authorized officer of the Depositor has authorized the execution, authentication and delivery of the Certificates, and has authorized the Base Trust Agreement and this Series Supplement in accordance with the terms of Section 5.13 of the Base Trust
Agreement.

           SECTION 1. Certain Defined Terms. (a) All terms used in this Series Supplement that are defined in the Base Trust Agreement, either directly or by reference therein, have the meanings assigned to such terms therein, except to the extent such terms are defined or modified in this Series Supplement or the context requires otherwise. The Base Trust Agreement also contains rules as to usage which shall be applicable hereto.

           (a) Pursuant to Article I of the Base Trust Agreement, the meaning of certain defined terms used in the Base Trust Agreement shall, when applied to the trust certificates of a particular Series, be as defined in Article I but with such additional provisions and modifications as are specified in the related series supplement.
With respect to the Certificates, the following definitions shall apply:

           "Acceleration of Term Assets": The acceleration of the maturity of the Term Assets following the occurrence of any default (other than a Payment Default) with respect to the Term Assets under the Indenture, and the Trustee receives notice of such acceleration, notwithstanding any subsequent recission and annulment of such acceleration by the requisite holders of the entire series of Term Assets.

           "Aggregate Amortized Amount": The aggregate Amortized
Amount of all the Amortizing Class Certificates.

           "Aggregate Certificate Principal Balance": For the Residual Class Certificates as of any date of determination, the aggregate principal balance of the Term Assets in the Trust as of such date of determination. For the Amortizing Class Certificates as of any date of determination, the Aggregate Amortized Amount as of such date of determination.


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           "Amortized Amount": For any Amortizing Class
Certificate of $1,000 denomination, initially $1,000. On each Scheduled Distribution Date, the Amortized Amount will be reduced by the positive difference between (i) the Fixed Payment made on such Scheduled Distribution Date and (ii) interest accrued on the Certificate Principal Balance at the Amortizing Class Yield during the related Interest Accrual Period. On any Optional Redemption Date relating to a Partial Optional Redemption, the Amortized Amount shall be recalculated based on the remaining Term Assets after such partial redemption and no effect shall be given to the allocation to principal provided for in Section 9(d) hereof.

           "Amortizing Class Certificates": A Class of securities issued pursuant to this Agreement representing an undivided interest in the distributions described in Section 9 hereto payable to such Class.

           "Amortizing Class Final Distribution Date":  January 15, 2018.

           "Amortizing Class Yield":  6.295% per annum.

           "Available Funds": As of any Distribution Date, the aggregate amount received on or with respect to the Term Assets on or with respect to such Distribution Date.

           "BellSouth":  BellSouth Corporation, a Georgia corporation.

           "Calculation Agent":  The Depositor.

           "Certificates": Receipts on Corporate Securities,
Series BLS 1998-1.

           "Certificateholder" or "Holder": With respect to any Amortizing Class Certificate or Residual Class Certificate, the
Holder thereof.

           "Certificate Principal Balance": For any Residual Class Certificate, a pro rata portion of the principal amount of the then outstanding Term Assets. For any Amortizing Class
Certificate, the Amortized Amount.

           "Closing Date":  January 30, 1998.

           "Corporate Trust Office": The Bank of New York, 101 Barclay Street (12E) Street, New York, N.Y. 10286, Attention:
Corporate Trust or such other corporate trust office as the Trustee shall designate in writing to the Depositor and the Certificateholders.

           "Distribution Date": Any Scheduled Distribution Date,
In-Kind Distribution Date, Shortened Maturity Date, or Optional
Redemption Date.

           "Distribution Ratio": With respect to a specified distribution to be made hereunder on any Distribution Date (other than a Scheduled Distribution Date), the ratio in which such distribution will be made to the holders of the Amortizing Class Certificates and the Residual Class Certificates, respectively, being the same ratio as (i) the present value of all originally scheduled future payments on the Amortizing Class Certificates bears to (ii) the present value of all originally scheduled future payments on the Term Assets after January 15, 2018, in each case discounted semiannually at a rate of 7.12% per annum to the Distribution Date (or, in the case of Section 9(f), the date specified therein).


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           "Excess Interest": Penalties, interest on overdue
interest or other amounts paid to holders of the Term Assets because of late or defaulted payments on the Term Assets.

           "Exchange Certificate": Any Residual Class
Certificates to be issued pursuant to this Agreement in the Exchange Offer in exchange for the Initial Residual Class
Certificates at the request of the holder of such Initial
Residual Class Certificates.

           "Exchange Offer": The offer registered by the Depositor and the Trust pursuant to the Exchange Offer Registration Statement in which the Trust offers to holders of the Initial Residual Class Certificates the opportunity to exchange such outstanding Initial Residual Class Certificates for Exchange Certificates of the Residual Class in an aggregate principal amount equal to the aggregate principal amount of the Initial Residual Class Certificates tendered in such offer by such Holders.

           "Exchange Offer Registration Statement": The registration statement under the Securities Act relating to the Exchange Offer, including the related prospectus, prepared and signed by the Depositor on behalf of the Trust and in no event by the Trustee.

           "Fixed Payment": Each semiannual installment of interest and Excess Interest, if any, payable on the Term Assets through and including January 15, 2018.

           "Indenture": The indenture dated as of August 1, 1992 between the Term Asset Issuer and the Wachovia Bank of Georgia,
N.A., as trustee, as amended from time to time.

           "Initial Residual Class Certificate": Any Residual
Class Certificate to be originally issued, authenticated and delivered pursuant to this Agreement on the Closing Date.

           "Interest Accrual Period": With respect to any
Scheduled Distribution Date, the period from and including the immediately preceding Scheduled Distribution Date (or in the case of the first Interest Accrual Period, from and including January
15, 1998) to but excluding the then current Scheduled
Distribution Date.

           "Interest Collections": With respect to any Distribution Date, all payments received by the Trustee on or from the Term Assets Issuer with respect to the Term Assets immediately prior to such Distribution Date, in respect of (i) interest on the Term Assets and (ii) any Excess Interest.

           "Maturity Shortening Redemption": A redemption of the
Certificates in whole, but not in part, as a result of the Shortened Maturity Date occurring on or prior to January 15, 2018.

           "Optional Redemption": A redemption of the Term
Assets, as a whole or in part from time to time, at the option of the Term Assets Issuer pursuant to the Indenture, other than a Maturity Shortening Redemption.

           "Optional Redemption Date": The date on which an Optional Redemption occurs.

           "Partial Optional Redemption": An Optional Redemption relating to only a portion of the Term Assets.

           "Payment Default": Means (i) a default in any payment of the principal of, premium, if any, or interest on the Term Assets when the same becomes due and payable, and the expiration of any applicable grace period for the making of such payment or
(ii) failure by BellSouth to comply with its obligations under the Support Agreement (as defined in the Indenture), and the expiration of any applicable grace period.

           "Place of Distribution":  New York, New York.


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           "Principal Collections": All principal payments
received by the Trustee on the Term Assets, including the principal portion of the redemption price and the premium, if any, paid in the event of Maturity Shortening Redemption or an Optional Redemption.

           "Private Placement Legend":  As defined in Section 4(c) hereof.

           "Rating Agency": Initially none. At any time after the Closing Date, the Depositor may designate one or more credit rating agencies as a "Rating Agency" for purposes of this Agreement by Depositor Order. Thereafter, references to "the Rating Agency" in the Agreement shall be deemed to be each such credit rating agency.

           "Record Date": With respect to any Distribution Date, the 15th day immediately preceding such Distribution Date.

           "Registration Rights Agreement": A registration rights agreement between the Depositor and Prudential Securities
Incorporated dated January 30, 1998 relating to the Exchange
Offer.

           "Residual Class Certificates": A Class of securities issued pursuant to this Agreement representing an undivided interest in the distributions described in Section 9 hereof payable to such Class.

           "Scheduled Distribution Date": The fifteenth day of each January and July, or, if any such day is not a Business Day and a Term Assets Scheduled Payment Date, then the Business Day on or immediately following the Term Assets Scheduled Payment Date, commencing July 15, 1998, through and including January 15, 2018; provided, however, that payment on each Scheduled Distribution Date shall be subject to receipt of the corresponding payment of interest or principal, as applicable, on the Term Assets.

           "Scheduled Final Distribution Date":  January 15, 2018.

           "Specified Currency":  United States Dollars.

           "Tax Event": Means that the Term Assets Issuer shall have received an opinion of nationally recognized independent tax counsel to the effect that, as a result of (a) any amendment to, clarification of or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling (including any technical advice memorandum or other private letter ruling), regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an "Administrative or Judicial Action"), or (c) any amendment to, clarification of or change in any official position with respect to, or any interpretation of (including any position taken in any Internal Revenue Service audit or similar proceeding), an Administrative or Judicial Action or a law or regulation of the United States that differs from the theretofore generally accepted position or interpretation, in each case, occurring on or after July 22, 1997, there is more than an insubstantial increase in the risk that interest paid by the Term Assets Issuer on the Term Assets is not, or will not be, deductible, in whole or in part, by BellSouth for United States federal income tax purposes.

           "Term Assets": The $61,000,000 aggregate principal amount of One Hundred Year 7.12% Debentures due July 15, 2097 issued by the Term Assets Issuer, deposited in the Trust by the Depositor and identified on Schedule 1 hereto.

           "Term Assets Issuer": BellSouth Capital Funding
Corporation, a Georgia corporation.

           "Term Assets Scheduled Payment Date": The fifteenth day of each January and July, commencing on July 15, 1998; provided, however, that if any Term Assets Scheduled Payment Date would otherwise fall on a day that is a Legal Holiday (as defined in the Indenture), such Term Assets Scheduled Payment Date will be the next following day that is not a Legal Holiday (as so defined).


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           "Term Assets Prospectus": The prospectus of the Term
Assets Issuer, dated July 22, 1997, as supplemented by a supplement thereto dated July 22, 1997, with respect to the Term
Assets.

           "Term Assets Trustee": The trustee under the Indenture.

           "Trust": Receipts on Corporate Securities Trust, Series
BLS 1998-1.

           "Trustee": The Bank of New York, a New York banking corporation.

           "Trust Termination Event": (a) the distribution in kind of the Term Assets to the Residual Class Certificateholders on January 15, 2018 (subject to Section 9(b) hereof), (b) the payment in full of the Certificates following a Maturity Shortening Redemption, (c) an In-Kind Distribution, or (d) the payment in full of the Certificates following an Optional Redemption, other than a Partial Optional Redemption.

           "Voting Rights": Voting Rights will be allocated between the Amortizing Class Certificateholders, on the one hand, and the Residual Class Certificateholders, on the other, at any date of determination in the same ratio as (i) the present value of all originally scheduled future payments on the Amortizing Class Certificates bears to (ii) the present value of all originally scheduled future payments on the Term Assets after January 15, 2018, in each case discounted semiannually at a rate of 7.12% per annum to the date of determination. Such ratio will be calculated by the Calculation Agent. Subject to the foregoing, "Voting Rights" shall mean (a) with respect to the Amortizing Class Certificates, the voting rights allotted to such Class, allocated among all Holders of Amortizing Class Certificates in proportion to the respective Amortized Amount held by such Holders on any date of determination, and (b) with respect to the Residual Class Certificates, the voting rights allotted to such Class, allocated among all Holders of Residual Class Certificates in proportion to the respective Certificate Principal Balances held by such Holders on any date of determination.

           SECTION 2. Creation and Declaration of Trust; Grant of Term Assets; Acceptance by Trustee. (a) The Depositor, concurrently with the execution and delivery hereof and pursuant to Section 2.1 of the Agreement, has delivered or caused to be delivered to the Trustee the Term Assets in exchange for the delivery to, or at the direction of the Depositor, of all of the Certificates, representing the entire beneficial interest in all of the assets of the Trust.

           (b) The Trustee hereby (i) acknowledges such deposit, pursuant to subsection (a) above, and receipt by it of the Term Assets, (ii) accepts the trusts created hereunder in accordance with the provisions hereof and of the Agreement but subject to the Trustee's obligation, as and when the same may arise, to make any payment or other distribution of the assets of the Trust as may be required pursuant to this Series Supplement, the Agreement and the Certificates, and (iii) agrees to perform the duties herein or therein required and any failure to receive reimbursement of expenses and disbursements under Section 7.5 of the Agreement shall not release the Trustee from its duties herein or therein.

           SECTION 3. Designation. There is hereby created a Series of trust certificates to be issued pursuant to the Agreement and this Series Supplement to be known as the "Receipts on Corporate Securities, Series BLS 1998-1." The Certificates shall be issued in two Classes consisting of the Amortizing Class Certificates and the Residual Class Certificates.

           SECTION 4. Form and Date of the Certificates. (a) The Certificates that are executed, authenticated and delivered by the Trustee to the Depositor upon Depositor Order on the Closing Date shall be dated the Closing Date. All other Certificates that are authenticated after the Closing Date for any other purpose under the Agreement shall be dated the date of their authentication. The Certificates and the certificate of authentication of the Trustee thereon shall be substantially in the form of Exhibit A or Exhibit B hereto, as specified below, which are hereby incorporated in and expressly made a part of this Agreement. The Exchange Certificates and the certificate of authentication of the Trustee thereon shall be substantially in the same form with those changes as are noted in Exhibits A and B.


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          (b) The Initial Residual Class Certificates will be
represented by one or more permanent Certificates in definitive, fully registered form in minimum denominations of $2,000,000 in Certificate Principal Balance and integral multiples of $1.00 in excess thereof. Amortizing Class Certificates will be represented by one or more permanent Certificates in definitive, fully registered form in minimum denominations of $2,000,000 in Amortizing Amount and integral multiples of $1.00 in excess thereof.

           (c) In the event Initial Residual Class Certificates are tendered in an Exchange Offer, such Initial Residual Class
Certificates shall be exchanged for one or more Exchange
Certificates in definitive, fully registered form in the same denominations set forth in Section 4(b).

           (d) The Certificates shall bear the following legends.

           Each Initial Residual Certificate and each Amortizing
Class Certificate shall bear the following legend (the "Private
Placement Legend") on the face thereof:

           THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

           Each Certificate shall bear the following legend;
provided that the following legend may be removed from Exchange
Certificates upon such time as the Depositor has furnished a Depositor Order pursuant to Section 7(c) hereof:

           THE TRUST HAS NOT BEEN REGISTERED AS AN INVESTMENT
COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED. ANY
TRANSFER OF THIS CERTIFICATE MAY ONLY BE MADE IN ACCORDANCE WITH
RULE 3a-7 OF SUCH ACT.

           Each Amortizing Class Certificate shall bear the following legend on the face thereof:

           ANY SALE OR TRANSFER OF THE CERTIFICATE WITHOUT
REGISTRATION UNDER THE SECURITIES ACT MAY ONLY BE MADE IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 7 OF THE SERIES
SUPPLEMENT REFERRED TO HEREIN.

           SECTION 5. Aggregate Certificate Principal Balance. The maximum Aggregate Certificate Principal Balance of the Amortizing Class Certificates that may be executed, authenticated and delivered under the Agreement and this Series Supplement is $49, 020, 403. The maximum Aggregate Certificate Principal Balance of the Residual Class Certificates that may be authenticated and delivered under the Agreement and this Series Supplement is $61,000,000. In each case such maximum amounts shall be calculated without regard to Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.3, 5.4, 5.5 or 5.16 of the Agreement. The Certificates are issuable in minimum denominations specified in Section 4.

           SECTION 6. Currency of the Certificates. All distributions on the Certificates will be made in the Specified
Currency.

           SECTION 7. Certain Provisions Regarding Transfer and Exchange. (a) In the event that the Depositor delivers to the Trustee a copy of an Officers' Certificate certifying that an Exchange Offer Registration Statement has been declared effective by the Commission and that the Trust has offered Exchange Certificates to the Holders in accordance with the Exchange Offer, the Trustee shall exchange, upon request of any Holder, such Holder's Initial Residual Class Certificates for Exchange Certificates upon the terms set forth in the Exchange Offer and in accordance with Section 4(c) hereof, provided that the Initial Residual Class Certificates so surrendered for


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exchange are duly endorsed and accompanied by a letter of
transmittal or written instrument of transfer in form satisfactory to the Trustee, in addition to any certifications and representations required by the provisions of the Registration Rights Agreement, and duly executed by the Holder thereof or such Holder's attorney who shall be duly authorized in writing to execute such document on the behalf of such Holder.

           The Trustee shall not be required (i) to issue, register the transfer of or exchange any Certificate during the period of 15 days ending on (and including) any Distribution
Date.

           (b) Upon receipt of a Depositor Request to the effect that specified Initial Residual Class Certificates (the "Registered Certificates") have been registered under the Securities Act, if Initial Residual Class Certificates are issued upon the transfer, exchange or replacement of the Registered Certificates, or if a request is made to remove such Private Placement Legend on the Registered Certificates, the Trustee shall execute, authenticate and deliver Initial Residual Class Certificates that do not bear the Private Placement Legend.

           (c) In connection with each transfer of a Certificate, the transferee will be required to complete the certification annexed to such Certificate unless the Depositor has furnished a Depositor Order to the effect that such transfer form is no longer required to assure compliance with Rule 3a-7.

           (d) In connection with each transfer of a Residual Class Certificate, the transferee will be required to deliver to the Trustee a certification upon purchase of such Certificate to the effect that the beneficial owner thereof (whether such registered holder or the ultimate beneficiary for whom it holds such Certificate) is either (i) a United States person, or (ii) a non-United States person who is exempt from withholding under U.S. federal income tax laws and has completed, accurately and in a manner reasonably satisfactory to the Trustee or its agent, an IRS Form W-8 and delivered such Form to the Trustee or its agent.

           Such transferee will be deemed to have represented and agreed with the Trustee that so long as it is the registered holder of such Certificate, the beneficial owner thereof will be a person described in clauses (i) or (ii) above and, in the event of any change in the identity of the beneficial owner for whom such registered holder is acting or any lapse of a Form W-8 previously delivered to the Trustee, it will promptly deliver a new certification or a current Form W-8, as applicable.

           If a Responsible Officer has actual knowledge or reason to know that the certification or deemed representation made by such registered holder is incorrect or if such registered holder does not provide the current Form W-8 as described above within ten days after the prior such Form has lapsed, then, the Trustee will furnish a notice to such registered holder stating that (i) such registered holder must, within 30 calendar days from the date of such notice, effect the registration of transfer of its Residual Class Certificate to a person that certifies that the beneficial owner of the Certificate is a U.S. person or exempt from U.S. withholding tax as described above and (ii) if such transfer does not occur by the thirtieth day, the Holder will be deemed irrevocably to have appointed Prudential Securities Incorporated or Prudential-Bache Securities (U.K.) Inc. (either a "Broker") as its broker to sell such Holder's Certificate on its behalf to a qualified purchaser at a fair market price (net of customary brokerage commissions) within the next succeeding five Business Days. For purposes of effectuating such sale pursuant to clause (ii) of the preceding sentence, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Holder to, and shall, (a) instruct the broker to effect the foregoing sale, (b) receive from the broker the net proceeds from such sale for the account of the Holder and
(c) deliver to or upon the order of the broker a new Certificate issued in exchange for the Certificate of the Holder sold by the broker (whereupon the Holder's Certificate will be deemed to have been surrendered and canceled and cease to be outstanding for any purpose hereunder or entitled to any rights or benefits hereunder). The Trustee shall pay to the Holder, within five Business Days of receipt thereof from the broker, the net proceeds of such sale, such payment to be made in the same manner as such Holder received its most recent payment on the Certificate. Each Holder, by its acceptance of a Certificate, hereby consents to and agrees with the provisions of this Section 7.

           (e) In connection with each transfer of an Amortizing Class Certificate, in order to ensure compliance with the Securities Act, the Trustee will require a Non-Distribution Letter from the purchaser of such Amortizing Class Certificate, substantially in the form of the Non-Distribution Letter attached hereto in Exhibit C.


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           SECTION 8. Certain Provisions of Base Trust Agreement
Not Applicable. The provisions of Sections 2.2(b), 2.3 (except insofar as incorporated in Section 2.5) and 8.1(a)(i) of the Base
Trust Agreement shall be inapplicable with respect to the Certificates.

           SECTION 9. Distributions. (a) Not later than each Scheduled Distribution Date, the Trustee shall distribute to the Holders of the Amortizing Class Certificates, to the extent of Interest Collections constituting Available Funds, an amount equal to the Fixed Payment plus any Excess Interest. Each Fixed Payment shall be allocated first to interest accrued during the related Interest Accrual Period at a rate equal to the Amortizing Class Yield on the then outstanding Aggregate Certificate Principal Balance of the Amortizing Class Certificates, with the balance of such Fixed Payment allocated to the repayment of principal in accordance with the amortization schedule attached hereto as Schedule 2 (the "Amortization Schedule"). Any Excess Interest shall be allocated as additional interest and shall not be taken into account in the allocation of the Fixed Payment. In the event of a Partial Optional Redemption, the Fixed Payment to the holders of the Amortizing Class Certificates will be reduced, effective on the next Scheduled Distribution Date, pro rata with the reduction of the Term Assets, and the Trustee shall thereafter adjust the Amortization Schedule on the basis of the new Aggregate Certificate Principal Balances following the Optional Redemption Date.

           In the event that any Interest Collections are received by the Trustee after a Scheduled Distribution Date and prior to the final distribution with respect to the Amortizing Class
Certificate, the Trustee will distribute such Interest
Collections to the holders of the Amortizing Class Certificates as soon as practicable after receipt.

           (b) On January 15, 2018, the Trustee shall distribute the Term Assets in kind to the Residual Class Certificateholders; provided that if payment to the Amortizing Class Certificateholders with respect to the Term Assets due on January 15, 2018 is not made by the Term Assets Issuer on such date, the Term Assets will not be distributed to the holders of the Residual Class Certificates until such payment is made by the Term Assets Issuer or the Trustee makes an In-Kind Distribution to Certificateholders in accordance with this Agreement.

           (c) In the event of an Optional Redemption on or prior to January 15, 2018, the Certificates will be redeemed on the Optional Redemption Date. Such redemption shall be a redemption of the Certificates as a whole if the Optional Redemption is redemption of the Term Assets as a whole, and shall be a redemption of the Certificates in part, as described in the next subsection, if the Optional Redemption is a Partial Optional Redemption. In such event, the Trustee will distribute the aggregate redemption price received on the Term Assets on the Optional Redemption Date to the holders of the Amortizing Class Certificates and the Residual Class Certificates, respectively, on the basis of the Distribution Ratio. Such ratio will be calculated by the Calculation Agent.

           (d) In the event of a Partial Optional Redemption, the distribution of the portion of the redemption price allocable to a particular Class of Certificates pursuant to the preceding subsection shall be made on a pro rata basis among all Certificateholders of such Class. Amounts so allocated to the Amortizing Class Certificates shall be allocated first to interest accrued since the start of the most recent Interest Accrual Period at a rate equal to the Amortizing Class Yield on the then outstanding Certificate Principal Balance of the Amortizing Class Certificates, with the balance of such distribution allocated to the repayment of principal. At the close of business on the applicable Optional Redemption Date, the respective Certificate Principal Balances of the Certificates shall be reduced in accordance with definition of the term "Certificate Principal Balance."

           (e) In the event of a Maturity Shortening Redemption on or prior to January 15, 2018, the Certificates shall be redeemed as a whole on the Shortened Maturity Date. In such event, the Trustee will distribute the aggregate redemption price received on the Term Assets on the Shortened Maturity Date to the holders of the Amortizing Class Certificates and the Residual Class Certificates, respectively, on the basis of the Distribution Ratio. Such ratio will be calculated by the Calculation Agent.

           (f) Upon a Payment Default or an Acceleration of the Term Assets under the Term Assets Indenture on or before January 15, 2018, the Trustee will make an In-Kind Distribution of the Term Assets, pursuant to Section 3.6 of the Agreement, to the holders of the Amortizing Class Certificates and the Residual Class Certificates. The Trustee will distribute the Term Assets and any proceeds from liquidation thereof made pursuant to Section 3.6(b) to the holders of the Amortizing Class Certificates and Residual Class Certificates, respectively, on the basis of the Distribution Ratio as of the date of such Payment Default or Acceleration. Such ratio will be calculated by the Calculation Agent.

           (g) Distributions of any Purchase Price pursuant to
Section 2.5 of the Agreement shall be distributed in the same ratio set forth in subsection (c) above discounted to the date on which the Purchase Price is distributed. Such distribution shall be made fifteen days after receipt of the Purchase Price.

           (h) Distributions to the Certificateholders on each Distribution Date will be made to the Certificateholders of record on the related Record Date of the Amortizing Class Certificates and Residual Class Certificates, as applicable.

           (i) All distributions to Certificateholders of any Class shall be allocated pro rata among the Certificates of such Class, based on the respective Certificate Principal Balances as of the Record Date with respect to such Distribution Date.

           (j) Notwithstanding any provision of the Agreement to the contrary, to the extent funds are available, the Trustee will initiate payment in immediately available funds by 10:00 A.M. (New York City time) on each Distribution Date of all amounts payable to each Certificateholder with respect to any Certificate held by such Certificateholder or its nominee (without the necessity for any presentation or surrender thereof or any notation of such payment thereon) in the manner and at the address as each Certificateholder may from time to time direct the Trustee in writing fifteen days prior to such Distribution Date requesting that such payment will be so made and designating the bank account to which such payments shall be so made. The Trustee shall be entitled to rely on the last instruction delivered by the Certificateholder pursuant to this Section 9(j) unless a new instruction is delivered 15 days prior to a Distribution Date.

           (k) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Series Supplement. The Trustee shall in no way be responsible or liable to the Certificateholders nor shall any Certificateholder in any way be responsible or liable to any other Certificateholder in respect of amounts previously distributed on the Certificates based on their respective Certificate Principal Balances.

           (l) The Trustee shall furnish notice to
Certificateholders as soon as practicable after a Responsible
Officer learns of a situation giving rise to a distribution under subsections (c), (d) or (e) hereof.

           SECTION 10. Termination of Trust. (a) The Trust shall terminate upon the occurrence of any Trust Termination Event and the distribution to Certificateholders of all amounts or property required to be distributed to them and the disposition of all Term Assets held by the Trustee.

           (b) Promptly after the Trustee has received a notice from the Term Assets Trustee or the Term Assets Issuer of an Optional Redemption other than a Partial Optional Redemption, a Maturity Shortening Redemption, a Payment Default or an Acceleration of the Term Assets, the Trustee shall provide notice to the Certificateholders of the expected occurrence of a Trust Termination Event and the termination of the Trust.

           (c) The obligations of the Trustee will thereupon terminate, except for the making of final distributions to Certificateholders and the furnishing of any reports and other information required to be provided to Certificateholders hereunder and under the Agreement and except as otherwise specified herein and therein.

           SECTION 11. Limitation of Powers and Duties. (a) The
Trustee shall administer the Trust and the Term Assets solely as specified herein and in the Agreement.

           (b) The Trust is constituted solely for the purpose of acquiring and holding the Term Assets. The Trustee is not authorized to acquire any other investments or engage in any activities not authorized herein and, in particular, notwithstanding anything to the contrary in the Agreement, the Trustee is not authorized (i) to sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Term Assets, once acquired, or interests therein, including to Certificateholders except as expressly provided as Section 3.6 of the Base Trust Agreement or (ii) to do anything that would materially increase the likelihood that the Trust will fail to qualify as a grantor trust for United States federal income tax purposes.

           SECTION 12. Modification or Amendment. (a) In addition to, and notwithstanding anything to the contrary in, the Base Trust Agreement or this Series Supplement, the Trustee, upon receipt of a Depositor Order, shall amend this Series Supplement to provide for the issuance of the Initial Residual Class Certificates or Exchange Certificates in the form of a Global Security issued to a Depositary specified by the Depositor. Such amendment shall not require the consent of Certificateholders or compliance with any other conditions contained in Section 9.1 of the Base Trust Agreement.

           (b) Section 3.1(b) of the Base Trust Agreement is amended for purposes of the Certificate as follows: (1) by substituting a comma for the word "or" at the end of clause (i), and by inserting after the words "Term Asset" and immediately preceding the word "except" the following:

"(iii) which would alter the currency in which any payment is required to be made on the Term Assets, (iv) which would change the voting rights granted to holders of the Term Assets under the Indenture, or (v) which would impair in any material respect any rights of the Trustee or holders of the Term Assets to enforce remedies against the Term Assets Issuer or BellSouth under the Indenture or the Support Agreement,"

           SECTION 13. [Intentionally Omitted]

           SECTION 14. No Investment of Amounts Received on Term
Assets. All amounts received on or with respect to the Term
Assets shall be held uninvested by the Trustee without liability for interest thereon.

           SECTION 15. Rule 144A Information. If the Depositor with respect to the Trust is not subject to Section 13 or 15(d) of the Exchange Act with respect to such Certificate, then Trustee will furnish, upon request, to holders and prospective purchasers of Initial Residual Class Certificates information, which upon request by the Trustee shall be assembled and delivered to the Trustee by the Depositor, satisfying the requirement of subsection (d)(4)(i) of Rule 144A.

           SECTION 16. Notices. (a) All directions, demands and notices hereunder and under the Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered or mailed by first class mail, postage prepaid or by express delivery service or by certified mail, return receipt requested or delivered in any other manner specified herein, (i) in the case of the Depositor, to Prudential Securities Structured Assets, Inc., One New York Plaza, 15th Floor, New York, New York 10292-2015, Attention: Linda Muller, or such other address as may hereafter be furnished to the Trustee in writing by the Depositor, and (ii) in the case of the Trustee, to The Bank of New York, 101 Barclay Street (12E), New York, New York 10286, Attention: Corporate Trust, or such other address as may hereafter be furnished to the Depositor in writing by the Trustee.

           (b) For purposes of delivering notices to the Rating
Agency, notices shall be sent to the address specified by the Depositor's designation.

           SECTION 17. Access to Certain Documentation. Access to documentation regarding the Term Assets will be afforded without charge to any Certificateholder so requesting pursuant to Section
3.9 of the Agreement. Additionally, the Trustee shall provide at the request of any Certificateholder without charge to such Certificateholder the name and address of each Certificateholder of Certificates hereunder as recorded in the Certificate Register for purposes of contacting the other Certificateholders with respect to their rights hereunder or for the purposes of effecting purchases or sales of the Certificates, subject to the transfer restrictions set forth herein.

           SECTION 18. Ratification of Agreement. With respect to the Series issued hereby, the Base Trust Agreement, as supplemented by this Series Supplement, is in all respects ratified and confirmed and the Base Trust Agreement as so supplemented by this Series
Supplement shall be read, taken and construed as one and the same instrument. To the extent there is any inconsistency between the terms of the Base Trust Agreement and this Series Supplement, the terms of this Series Supplement shall govern.

           SECTION 19. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

           SECTION 20. Governing Law. This Series Supplement and each Certificate issued hereunder shall be construed in accordance with and governed by the law of the State of New York without regard to principles of conflicts of law.

           SECTION 21. Trustee Election. In mutual consideration for each Certificateholder's purchase of a Certificate, each Certificateholder acknowledges that it intends that the Trust be excluded from the application of the rules of subchapter K of the Code in the event that the Internal Revenue Service successfully recharacterizes the Trust as a partnership for federal income tax purposes, and will be deemed to have consented to the making of a protective election pursuant to Treasury Regulation Section 1.761-2 as of the date hereof.

           SECTION 22. Covenant of Depositor. The Depositor hereby covenants that it will be adequately capitalized at all times.

                             * * * * *

           IN WITNESS WHEREOF, the Depositor and the Trustee have caused this Series Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                               PRUDENTIAL SECURITIES STRUCTURED ASSETS,
                               INC.,  as Depositor

                               By   /s/ Terrance O'Dwyer
                                  ---------------------------
                                    Authorized Signatory


                               THE BANK OF NEW YORK,
                               a New York banking corporation,
                                 as Trustee

                               By   /s/ Fernando Acebedo
                                  ---------------------------
                                   Authorized Signatory

                                                        Exhibit A


              [Form of Amortizing Class Certificate]




NUMBER                          Certificate Principal Balance   $____________
  R-___                         Aggregate Certificate Principal
                                Balance                         $49,020,403
                                CUSIP NO. ____________



                SEE REVERSE FOR CERTAIN DEFINITIONS

           THE HOLDER OF THIS CERTIFICATE SHALL HAVE NO RIGHT TO PRINCIPAL PAYMENTS IN RESPECT OF THE TERM ASSETS EXCEPT IN THE EVENT OF AN OPTIONAL REDEMPTION OR A MATURITY SHORTENING REDEMPTION (AS SUCH TERMS ARE DEFINED IN THE TRUST AGREEMENT REFERRED TO HEREIN) ON OR PRIOR TO JANUARY 15, 2018. THE REGISTERED HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL LOOK SOLELY TO THE TRUST PROPERTY (TO THE EXTENT OF ITS RIGHTS THEREIN) FOR DISTRIBUTIONS HEREUNDER.

           THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

           THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. ANY SALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION UNDER THE SECURITIES ACT MAY ONLY BE MADE IN ACCORDANCE WITH SECTION 7 OF THE SERIES SUPPLEMENT REFERRED TO HEREIN.

           THE TRUST HAS NOT BEEN REGISTERED AS AN INVESTMENT
COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED. ANY
TRANSFER OF THIS CERTIFICATE MAY ONLY BE MADE IN ACCORDANCE WITH
RULE 3a-7 OF SUCH ACT.

     RECEIPTS ON CORPORATE SECURITIES TRUST, SERIES BLS 1998-1


                 RECEIPTS ON CORPORATE SECURITIES
                         SERIES BLS 1998-1


           Amortizing Class Certificates evidencing a fractional undivided beneficial ownership interest in the Trust, as defined below, the property of which consists of $61,000,000 aggregate principal amount of One Hundred Year 7.12% Debentures due July 15, 2097 (the "Term Assets") issued by BellSouth Capital Funding Corporation (the "Term Assets Issuer") and deposited in the Trust by the Depositor, as defined below. The Term Assets were purchased by the Trust from Prudential Securities Structured Assets, Inc. (the "Depositor") in exchange for the transfer of the Certificates to the Depositor by the Trust.

           THIS CERTIFIES THAT [     ] is the registered owner of a
nonassessable, fully-paid, fractional undivided interest in Receipts on Corporate Securities Trust, Series BLS 1998-1 formed by the Depositor. Under the Trust Agreement, except upon or after the occurrence of an Optional Redemption, a Maturity Shortening Redemption or an In-Kind Distribution, there will be distributed to the Holders of the Amortizing Class Certificates an amount equal to the Fixed Payment plus any Excess Interest on the fifteenth day of each January and July, or, if any such day is not a Business Day and a Term Assets Scheduled Payment Date, then the Business Day on or immediately following the Term Assets Scheduled Payment Date, commencing July 15, 1998 through and including January 15, 2018; provided that payment on each Scheduled Distribution Date shall be subject to receipt of the corresponding payment of interest or principal, as applicable, on the Term Assets. Each Fixed Payment shall be allocated first to interest accrued during the related Interest Accrual Period at a rate equal to the Amortizing Class Yield on the then outstanding Aggregate Certificate Principal Balance of the Amortizing Class Certificates, with the balance of such Fixed Payment allocated to the repayment of principal in accordance with the amortization schedule attached to the Series Supplement as Schedule 2 (the "Amortization Schedule"). Any Excess Interest shall be allocated as additional interest and shall not be taken into account in the allocation of the Fixed Payment. In the event of a Partial
Optional Redemption, the Fixed Payment to the holders of the Amortizing Class Certificates and the Certificate Principal
Balance of this Certificate will be reduced in accordance with the Trust Agreement. In the event of an Optional Redemption or a Shortened Maturity Redemption, the Trustee will distribute the payments received on the Term Assets on the Optional Redemption Date or the Shortened Maturity Date, as applicable, to the holders of the Amortizing Class Certificates and holders of the Residual Class Certificates, respectively, in the same ratio as
(i) the present value of all originally scheduled future payments on the Amortizing Class Certificates bears to (ii) the present value of all originally scheduled future payments on the Term Assets after January 15, 2018, discounted semiannually in each case at a rate of 7.12% per annum (such ratio being the "Distribution Ratio") to the Optional Redemption Date or
Shortened Maturity Date, as applicable. Such amounts will be calculated by the Calculation Agent. In the event of an In-Kind Distribution pursuant to Section 3.6 of the Base Trust Agreement, the Trustee shall make such In-Kind Distribution to the Holders of the Amortizing Class Certificates and the Holders of the Residual Class Certificates, respectively, on the basis of the Distribution Ratio to the date on which the Payment Default or Acceleration of the Term Assets occurred. Such amounts shall be calculated by the Calculation Agent.

           The Trust was created pursuant to a Base Trust Agreement dated as of August 28, 1997 (the "Base Trust Agreement"), between the Depositor and The Bank of New York, a New York banking corporation, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series BLS 1998-1 Supplement dated as of January 30, 1998 (the "Series Supplement" and, together with the Base Trust Agreement, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

           This Certificate is one of the duly authorized Certificates designated as "Receipts on Corporate Securities, Series BLS 1998-1, Amortizing Class Certificates" (herein called the "Amortizing Class Certificates"). The Trust is also issuing certificates designated as "Receipts on Corporate Securities, Series BLS 1998-1, Residual Class Certificates" (hereinafter called the "Residual Class Certificates" and together with the Amortizing Class Certificates, the "Certificates") pursuant to the Trust Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust consists of the Term Assets and all payments on or collections in respect of the Term Assets accrued on or after the Closing Date, all as more fully specified in the Trust Agreement.

           Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distribution) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date to the Person in whose name this Certificate is registered on the applicable Record Date. The Record Date applicable to any Distribution Date is the 15th day immediately preceding such Distribution Date.

           Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer or credit to the appropriate account of the Holder in immediately available funds, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the tendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, the City of New York.

           Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

           Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

           It is the intent of the Depositor and the Certificateholders that, for purposes of federal income, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income, the Trust shall be treated as a grantor trust or, failing that, as a partnership that is not treated as an association (or publicly traded partnership) taxable as a corporation, and the Trust Agreement shall be interpreted accordingly. Except as otherwise required by appropriate taxing authorities, the Depositor and the other Certificateholders by acceptance of a Certificate, agree to treat, the Certificates for such tax purposes as interests in such grantor trust. It is also the intent of the Depositor and the Certificateholders that the Trust be excluded from the application of the rules of subchapter K of the Code in the event that the Internal Revenue Service successfully recharacterizes the Trust as a partnership for federal income tax purposes, and that a protective election pursuant to Treasury Regulation
Section 1.761-2 be made as of the date of formation of the Trust.

           THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT
REFERENCE TO ITS CONFLICT-OF-LAW PROVISIONS.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                                    THE BANK OF NEW YORK,
                                    a New York banking corporation


                                    By:
                                       -----------------------
                                       Authorized Signatory

Dated: [        ], 1998

              TRUSTEE'S CERTIFICATE OF AUTHENTICATION


           This is one of the Amortizing Class Certificates described in the Trust Agreement referred to herein.

                                    THE BANK OF NEW YORK,
                                    a New York banking corporation,
                                    not in its individual capacity
                                    but solely as Trustee,


                                     By:
                                       -----------------------
                                       Authorized Signatory

                  (REVERSE OF TRUST CERTIFICATE)


           The Certificates are limited in right of distribution to certain payments and collections respecting the Trust Agreement, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Term Assets (to the extent of its rights therein) for distributions hereunder.

           Subject to the next paragraph and to certain exceptions provided in the Trust Agreement, the Trust Agreement permits the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing greater than 66-2/3% of the aggregate Voting Rights of each Outstanding Class of Certificates subject to certain provisions set forth in the Trust Agreement. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           The Certificates are issuable in fully registered form only in minimum Certificate Principal Balances of $2,000,000 and integral multiples of $1.00 in excess thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same principal amount, Class, original issue date and maturity, in authorized denominations as requested by the Holder surrendering the same.

           As provided in the Trust Agreement and subject to certain limitations therein set forth (including without limitation the requirement that the transferee of an Amortizing Class Certificate deliver a non-distribution letter to the Trustee with respect to certain securities law matter), the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement signed by, the Holder hereof, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The Certificate Registrar appointed under the Trust Agreement is The Bank of New York.

           No service charge will be made for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

           The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

           The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates will terminate upon (i) the distribution of the Term Assets to the Residual Class Certificateholders on January 15, 2018 (subject to Section 9(b) of the Series Supplement), (ii) the payment in full of the Certificates after a Shortened Maturity Redemption, (iii) the occurrence of an In-Kind Distribution, or
(iv) the occurrence of an Optional Redemption other than a Partial Optional Redemption.

                            ASSIGNMENT


           FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

           PLEASE INSERT SOCIAL SECURITY OR TAXPAYER
IDENTIFICATION OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)



-----------------------------------------------------------------
the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing




-----------------------------------------------------------------
Attorney to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.



Dated:

                                                              *
                                    ---------------------------
                                    Signature Guaranteed;

                                                              *
                                    ---------------------------

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

            [TO BE COMPLETED BY PURCHASER:

           The undersigned represents and warrants that it is an institutional "accredited investor" (as defined in Rule
501(a)(1), (2), (3) or (7) of Regulation D under the Securities
Act of 1933, as amended.

           Dated:                                          *]1
                 -----                   ------------------
                                            (Signature)


--------
1     Bracketed Certification omitted in Exchange Certificates

                                                        Exhibit B


               [Form of Residual Class Certificate]


NUMBER                          Certificate Principal Balance  $____________
  R-___                         Aggregate Certificate
                                Principal Balance              $61,000,000
                                CUSIP NO. ____________


                SEE REVERSE FOR CERTAIN DEFINITIONS

           THE HOLDER OF THIS CERTIFICATE SHALL HAVE NO RIGHT TO PAYMENTS IN RESPECT OF THE TERM ASSETS EXCEPT IN THE EVENT OF AN OPTIONAL REDEMPTION OR A MATURITY SHORTENING REDEMPTION (AS SUCH TERMS ARE DEFINED IN THE TRUST AGREEMENT REFERRED TO HEREIN) ON OR PRIOR TO JANUARY 15, 2018. THE REGISTERED HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL LOOK SOLELY TO THE TRUST PROPERTY (TO THE EXTENT OF ITS RIGHTS THEREIN) FOR DISTRIBUTIONS HEREUNDER.

           THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

           [THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.]2

           [THE TRUST HAS NOT BEEN REGISTERED AS AN INVESTMENT
COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED. ANY
TRANSFER OF THIS CERTIFICATE MAY ONLY BE MADE IN ACCORDANCE WITH
RULE 3A-7 OF SUCH ACT.]3

           THE RESIDUAL CLASS CERTIFICATES MAY ONLY BE HELD BY
PERSONS WHO CERTIFY THAT THE BENEFICIAL OWNER THEREOF IS EXEMPT
FROM WITHHOLDING UNDER U.S.
FEDERAL INCOME TAX LAWS.
--------
2     Bracketed Legend to be omitted in Exchange Certificates

3 Bracketed Legend to be omitted in Exchange Certificates upon Depositor Order made pursuant to Section 7(c).

     RECEIPTS ON CORPORATE SECURITIES TRUST, SERIES BLS 1998-1

                 Receipts on Corporate Securities
                       on Series BLS 1998-1

           Residual Class Certificates evidencing a fractional undivided beneficial ownership interest in the Trust, as defined below, the property of which consists of $61,000,000 aggregate principal amount of One Hundred Year 7.12% Debentures due July 15, 2097 (the "Term Assets") issued by BellSouth Capital Funding Corporation (the "Term Assets Issuer") and deposited in the Trust by the Depositor, as defined below. The Term Assets were purchased by the Trust from Prudential Securities Structured Assets, Inc. (the "Depositor") in exchange for the transfer of the Certificates to the Depositor by the Trust.

           THIS CERTIFIES THAT [ ] is the registered owner of a nonassessable, fully-paid, fractional undivided interest in Receipts on Corporate Securities Trust, Series BLS 1998-1 formed by the Depositor. Under the Trust Agreement, this Certificate will be terminated and deemed involuntarily surrendered by the holder hereof in exchange for a principal amount of the Term Assets underlying this Certificate equal to the Certificate Principal Balance hereof on January 15, 2018, unless an Optional Redemption, a Maturity Shortening Redemption or an In-Kind Distribution (as such terms are defined in the Trust Agreement) has occurred on or prior to such date; provided that if payment to the Amortizing Class Certificateholders with respect to the Term Assets due on January 15, 2018 is not made by the Term Assets Issuer on such date, the Term Assets will not be distributed to the holders of the Residual Class Certificates until such payment is made by the Term Assets Issuer or the Trustee makes an In-Kind Distribution to Certificateholders in accordance with the Trust Agreement. With respect to any distribution to the Residual Class Certificates (as defined below), the percentage of such distribution to which this Certificateholder is entitled on any such Distribution Date is such Certificateholder's Percentage Interest of such distribution. In the event of an Optional Redemption or a Shortened Maturity Redemption, the Trustee will distribute the payments received on the Term Assets on the Optional Redemption Date or the Shortened Maturity Date, as applicable, to the holders of the Amortizing Class Certificates and holders of the Residual Class Certificates, respectively, in the same ratio as
(i) the present value of all originally scheduled future payments on the Amortizing Class Certificates bears to (ii) the present value of all originally scheduled future payments on the Term Assets after January 15, 2018, discounted semiannually in each case at a rate of 7.12% per annum (such ratio being the "Distribution Ratio") to the Optional Redemption Date or Shortened Maturity Date, as applicable. Such amounts will be calculated by the Calculation Agent. In the event of an In-Kind Distribution pursuant to Section 3.6 of the Base Trust Agreement, the Trustee shall make such In-Kind Distribution to the Holders of the Amortizing Class Certificates and the Holders of the Residual Class Certificates, respectively, on the basis of the Distribution Ratio to the date on which the Payment Default or Acceleration of the Term Assets occurred. Such amounts shall be calculated by the Calculation Agent. In the event of a Partial Optional Redemption, the Certificate Principal Balance of this Certificate will be reduced in accordance with the Trust Agreement.

           The Trust was created pursuant to a Base Trust Agreement dated as of August 28, 1997 (the "Base Trust Agreement"), between the Depositor and The Bank of New York, a New York banking corporation, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series BLS 1998-1 Supplement dated as of January 30, 1998 (the "Series Supplement" and, together with the Base Trust Agreement, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

           This Certificate is one of the duly authorized Certificates designated as "Receipts on Corporate Securities, Series BLS 1998-1, Residual Class Certificates" (herein called the "Residual Class Certificates"). The Trust is also issuing certificates designated as "Receipts on Corporate Securities, Series BLS 1998-1, Amortizing Class Certificates" (hereinafter called the "Amortizing Class Certificates" and together with the Residual Class Certificates, the "Certificates") pursuant to the Trust Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust consists of the Term Assets and all payments on or collections in respect of the Term Assets accrued on or after the Closing Date, all as more fully specified in the Trust Agreement.

           Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date to the Person in whose name this Certificate is registered on the applicable Record Date. The Record Date applicable to any Distribution Date is the day immediately preceding such Distribution Date.

           Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

           Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

           It is the intent of the Depositor and the Certificateholders that, for purposes of federal income, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income, the Trust shall be treated as a grantor trust or, failing that, as a partnership that is not treated as an association (or publicly traded partnership) taxable as a corporation or a public traded partnership, and the Trust Agreement shall be interpreted accordingly. Except as otherwise required by appropriate taxing authorities, the Depositor and the other Certificateholders by acceptance of a Certificate, agree to treat, the Certificates for such tax purposes as interests in such grantor trust. It is also the intent of the Depositor and the Certificateholders that the Trust be excluded from the application of the rules of subchapter K of the Code in the event that the Internal Revenue Service successfully recharacterizes the Trust as a partnership for federal income tax purposes, and that a protective election pursuant to Treasury Regulation Section 1.761-2 be made as of the date of formation of the Trust.

           THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT
REFERENCE TO ITS CONFLICT-OF-LAW PROVISIONS.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.



                               THE BANK OF NEW YORK,
                               a New York banking corporation,

                               By: ________________________________
                                    Authorized Signatory


Dated:  [       ], 1998


              TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Residual Class Certificates described in the Trust Agreement referred to herein.


                               THE BANK OF NEW YORK,
                               a New York banking corporation, not in its individual capacity but solely as Trustee,



                               By: ________________________________
                                    Authorized Signatory

                  (REVERSE OF TRUST CERTIFICATE)


           The Certificates are limited in right of distribution to certain payments and collections respecting the Trust Agreement, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Term Assets (to the extent of its rights therein) for distributions hereunder.

           Subject to the next paragraph and to certain exceptions provided in the Trust Agreement, the Trust Agreement permits the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing greater than 66-2/3% of the aggregate Voting Rights of each Outstanding Class of Certificates subject to certain provisions set forth in the Trust Agreement. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           The Certificates are issuable in fully registered form only in minimum Certificate Principal Balances of $2,000,000 and integral multiples of $1.00 in excess thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same principal amount, Class, original issue date and maturity, in authorized denominations as requested by the Holder surrendering the same.

           As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, The City of New York, duly endorsed, by or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement signed by, the Holder hereof, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The Certificate Registrar appointed under the Trust Agreement is The Bank of New York.

           No service charge will be made for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

           The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

           The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates shall terminate upon (i) the distribution of the Term Assets to the Residual Class Certificateholders on January 15, 2018 (subject to Section 9(b) of the Series Supplement), (ii) the payment in full of the Certificates after a Maturity Shortening Redemption, (iii) the occurrence of an In-Kind Distribution, or (iv) the occurrence of an Optional Redemption other than a Partial Optional Redemption.

                            ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR TAXPAYER IDENTIFICATION OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE



-----------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)



-----------------------------------------------------------------
the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


-----------------------------------------------------------------
Attorney to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:

                                                              *
                                     --------------------------
                                     Signature Guaranteed;

                                                              *
                                     --------------------------

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

           TO BE COMPLETED BY PURCHASER:

           The undersigned represents and warrants that that the beneficial owner hereof is either (i) a United States person, or
(ii) a non-United States person who is exempt from withholding under U.S. federal income tax laws and has completed, accurately and in a manner reasonably satisfactory to the Trustee or its agent, an IRS Form W-8 and delivered such Form to the Trustee or its agent.

           Dated
                ---------           --------------------------
                                            (Signature)



           [The undersigned represents and warrants that it is an institutional "accredited investor" (as defined in Rule
501(a)(1), (2), (3) or (7) of Regulation D under the Securities
Act of 1933, as amended).

            Dated
                ---------           --------------------------]4
                                            (Signature)


--------
4     Bracketed Certification to be omitted in Exchange Certificates

                                                        EXHIBIT C


                      Non-Distribution Letter
                      _______________________

                         __________, 199_

Prudential Securities Incorporated
One New York Plaza, 14th Floor
New York, New York 10292

Prudential Securities Structured Assets, Inc.
One New York Plaza, 15th Floor
New York, New York 10292

      Re: Purchase of _______ U.S.$______ Certificate Principal Balance of Amortizing Class Certificates, Receipts on Corporate Securities, Series BLS 1998-1 (the "Securities"), of Receipts on Corporate Securities Trust, Series BLS 1998-1 (the "Trust") formed by Prudential Securities Structured Assets Inc. (the "Company")
           ____________________________________________________

Ladies and Gentlemen:


           In connection with our purchase of the Securities we confirm that:

           1. We understand that the Securities are not being and will not be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act. In addition, we understand that the Trust is not registered as an investment company under the Investment Company Act of 1940, as amended, pursuant to Rule 3a-7 thereunder.

           2. We acknowledge that (a) neither the Company, the Trust, the Initial Purchaser (as defined in the Offering Circular Supplement dated January 28, 1998 to the Offering Circular, dated such date, relating to the Securities (together, the "Final Memorandum")) nor any person acting on behalf of the Company, the Trust or the Initial Purchasers has made any representation to us with respect to the Trust or the offer or sale of any Securities and (b) any information we desire concerning the Trust and the Securities or any other matter relevant to our decision to purchase the Securities (including a copy of the Final Memorandum) is or has been made available to us.

           3. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and we are (or any account for which we are purchasing under paragraph 4 below is) an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) able to bear the economic risk of investment in the Securities.

           4. We are acquiring the Securities for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Securities, subject, nevertheless, to the understanding that the disposition of our property will at all times be and remain within our control.

           5. We understand that the Securities will be in registered form only and that any certificates delivered to us in respect of the Securities will bear a legend substantially to the following effect:

           THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE TRUST HAS NOT BEEN REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED. ANY TRANSFER OF THIS CERTIFICATE MAY ONLY BE MADE IN ACCORDANCE WITH RULE 3a-7 of SUCH ACT. ANY SALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION UNDER THE SECURITIES ACT MAY ONLY BE MADE IN ACCORDANCE WITH SECTION 7 OF THE SERIES SUPPLEMENT REFERRED TO HEREIN.

           6. We agree that in the event that at some future time we wish to dispose of any of the Securities, we will not do so unless such disposition is made in accordance with any applicable securities laws of any state of the United States and:

           (a) the Securities are sold in compliance with Rule
      144(k) under the Securities Act; or

           (b) the Securities are sold in compliance with Rule 904 of Regulation S under the Securities Act, provided that in the case of any such disposition made prior to the expiration of a period of one year from January 30, 1998, we will have obtained from the purchaser a letter substantially in the form of this letter; or

           (c) the Securities are sold pursuant to an effective registration statement under the Securities Act; or

           (d)  the Securities are sold to the Company; or

           (f) the Securities are disposed of in any other transaction that does not require registration under the Securities Act.

                                  Very truly yours,

                                  [PURCHASER]




                                  By:_________________________

                                  Title:______________________
                                        (Authorized Officer)

                                                       Schedule 1

                   IDENTIFICATION OF TERM ASSETS



Terms of Term Assets:

Term Assets Issuer:............     BellSouth Capital Funding
                                    Corporation

Term Assets:...................     One Hundred Year 7.12%
                                    Debentures due July 15,
                                    2097

Issue Date:....................     On or about July 25, 1997

Original Principal
Maturity Date:.................     July 15, 2097

Original Principal
Amount Issued:.................     $500,000,000

CUSIP Number:..................     079857AF5

Stated Interest Rate:..........     7.12%

Interest Payment Dates:........     January 15 and July 15

Mode of Payment of
Term Assets:...................     By credit to the account
                                    of the holder at DTC

Principal Amount of Term
Assets Deposited Under
Trust Agreement:...............     $61,000,000

           The Term Assets will be held by the Trustee for the Owners of Certificates as book-entry credits to an account of the Trustee at DTC.

                                                       Schedule 2


                   AMORTIZING CLASS CERTIFICATES
                 SCHEDULE OF AMORTIZING PAYMENTS*




--------

* Subject to change pursuant to Section 9(a) of the Agreement following a Partial Optional Redemption.